UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 13, 2013 (November 8, 2013)

RENT-A-CENTER, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas  75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone
number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2013, Mark E. Speese, co-founder of Rent-A-Center, Inc. (the “Company”), informed the Company that he will be retiring from his position as Chief Executive Officer, effective January 31, 2014.

The Board of Directors of the Company (the “Board”) has selected Robert D. Davis, the Company’s current Executive Vice President - Finance, Chief Financial Officer and Treasurer, to become Chief Executive Officer of the Company, beginning February 1, 2014. Mr. Davis’s selection as Chief Executive Officer of the Company is the outcome of the succession planning initiatives over the past three years by Mr. Speese and the Board. Mr. Davis also has been elected to the Board, effective immediately, to serve as a Class I director until the Company’s next annual meeting of stockholders at which Class I directors are elected. Mr. Davis has not currently been appointed to any standing committee of the Board.

Mr. Speese will continue in his role as Chairman of the Board. Mitchell E. Fadel, the Company’s President and Chief Operating Officer, has relinquished his Board seat, effective immediately, thereby maintaining the Board’s number of non-independent directors at its present level of two. Mr. Fadel’s resignation from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Fadel has notified the Company that he intends to remain with the Company in his current executive roles.

Mr. Davis, 42, having joined the Company in 1993, has served as the Company’s Executive Vice President - Finance since February 2008, as the Company’s Senior Vice President - Finance from September 1999 until February 2008, as the Company’s Chief Financial Officer since March 1999, and as the Company’s Treasurer since January 1997. From September 1998 until September 1999, Mr. Davis served as the Company’s Vice President - Finance and Treasurer. Mr. Davis holds both a Bachelor’s Degree in Accounting and an Executive MBA from Southern Methodist University in Dallas, Texas.

Michael S. Wilding, the Company’s current Senior Vice President - Accounting and Global Controller, will serve as Interim Chief Financial Officer, beginning February 1, 2014. Mr. Wilding, 46, has served as the Company’s Senior Vice President - Accounting and Global Controller since August 2011, as the Company’s Chief Procurement Officer and Vice President - Accounting from December 2009 until August 2011 and Vice President - Accounting from September 2007 until December 2009. From September 1992 to September 2007, Mr. Wilding was with Grant Thornton LLP and served in a variety of leadership positions during his 15 years with this firm through the date of his departure in September 2007.

There are no arrangements or understandings between Messrs. Davis or Wilding and any other person pursuant to which Mr. Davis was appointed as Chief Executive Officer of the Company or director or Mr. Wilding was appointed as Interim Chief Financial Officer of the Company, respectively; there are no transactions in which Messrs. Davis or Wilding has an interest requiring disclosure under Item 404(a) of Regulation S-K; and there are no family relationships between Messrs. Davis or Wilding and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Mr. Speese will be entitled to receive compensation for his service as Chairman of the Board in an amount consistent with the compensation paid to non-employee directors of the Company, as described in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders plus, as recognition of the unique value that he brings to the Company, $125,000 per year. In addition, during the one-year period beginning February 1, 2014, Mr. Speese will also be entitled to continued medical benefits.

In connection with the election of Mr. Davis as Chief Executive Officer of the Company, Mr. Davis and the Company have agreed that Mr. Davis’s annual base salary will be $750,000, and Mr. Davis will be eligible to participate in the Company’s annual cash bonus and equity compensation programs. Mr. Davis’s target annual cash bonus will be 100% of his annual base salary. Mr. Davis’s target annual equity compensation will be 200% of his annual base salary and shall be paid consistent with the equity compensation paid to executive officers of the Company, as described in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders.

Item 8.01              Other Events.

On November 13, 2013, the Company issued a press release announcing the management succession addressed in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits

99.1                        Press Release issued on November 13, 2013 by Rent-A-Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: November 13, 2013	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on November 13, 2013 by Rent-A-Center, Inc.